Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-123385 and Form S-3 No. 333-187587) pertaining to Universal Truckload Services, Inc. of our report dated March 6, 2013, with respect to the financial statements of Westport Axle Corporation included in this Current Report Filing (Form 8-K/A) for the years ended December 31, 2012 and 2011.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky

February 7, 2014